                                                                    Exhibit 99.3


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following pro forma consolidated financial information has been derived by the application of pro forma adjustments to the historical consolidated financial statements of The Lubrizol Corporation ("Lubrizol") and Noveon International, Inc. ("Noveon") as of March 31, 2004 and for the three month periods ended March 31, 2004 and 2003, and the year ended December 31, 2003. The unaudited pro forma consolidated balance sheet gives effect to the proposed acquisition of Noveon by Lubrizol and permanent financing thereof as if they had occurred on March 31, 2004. The unaudited pro forma consolidated statements of income give effect to the proposed acquisition and permanent financing thereof as if they had occurred on January 1, 2003. The permanent financing is expected to replace temporary bridge loan financing, which is only expected to be outstanding approximately three months. Accordingly, the bridge loan financing is not reflected in the accompanying pro forma consolidated financial information, except for the estimated cost of the temporary financing (issuance and interest costs) which is reflected as a charge against pro forma shareholders' equity, net of the effect of income taxes, in the March 31, 2004 unaudited pro forma consolidated balance sheet.

     Assumptions underlying the pro forma adjustments necessary to fairly present this pro forma information are described in the accompanying notes, which should be read in conjunction with this pro forma consolidated financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable. The pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the transactions occurred on the respective dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. Lubrizol cannot assure you that the assumptions used in the preparation of the pro forma consolidated financial information will prove to be correct.

     The acquisition of Noveon by Lubrizol will be accounted for as a purchase in conformity with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," with intangible assets recorded in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." The total cost of the acquisition will be allocated as a change in basis to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of the acquisition. The excess of the purchase price over the historical basis of the net assets to be acquired has been allocated in the accompanying pro forma financial information based on preliminary valuation estimates and certain assumptions that management believes are reasonable. The actual allocation will be subject to the valuation of Noveon's assets and liabilities as of the date the merger is finalized and, therefore, that allocation and the resulting effect on income from operations may differ from the pro forma amounts included herein. In addition, in accordance with the provisions of SFAS No. 142, no amortization of indefinite-lived intangible assets or goodwill will be recorded.

     The unaudited pro forma consolidated statements of income do not include the cumulative effect of the change in accounting resulting from Noveon's adoption, in 2003, of SFAS No. 143, "Accounting for Asset Retirement Obligations", and also do not include certain non-recurring costs and charges that Lubrizol will record on or following the closing of the acquisition. These one-time charges include a non-cash charge for the manufacturing profit added to inventory under purchase accounting which will be charged to cost of sales as this inventory is sold after closing, the costs expected to be incurred for temporary bridge financing of the acquisition from the closing through the date the bridge financing is replaced with permanent financing and the costs associated with Noveon integration activities. In addition, the unaudited pro forma consolidated statements of income do not include any cost reduction opportunities expected to result from commercial and technical synergies between Lubrizol and Noveon.

THE LUBRIZOL CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2004
(IN MILLIONS)


                                                                                                   Pro Forma
                                                             Lubrizol           Noveon            Transaction         Lubrizol
                                                           Historical (1)    Historical (2)     Adjustments (3)     Pro Forma (4)
                                                           --------------    --------------     ---------------    ---------------
ASSETS
Current assets:
     Cash and short-term investments                           $   178.0          $    94.8          $ (13.6) (a)       $   259.2
     Receivables, net                                              386.0              180.9                                 566.9
     Inventories, net                                              324.4              164.7             20.0  (b)           509.1
     Other current assets                                           44.3               21.7              8.1  (b)            74.1

                                                           --------------    ---------------    -------------      ---------------
           Total current assets                                    932.7              462.1             14.5              1,409.3

Property and equipment, net                                        689.3              671.7                               1,361.0
Goodwill                                                           281.1              422.9            338.9  (b)         1,042.9
Other intangible assets, net                                       102.9              170.2            322.3  (b)           595.4
Investments and other assets                                        39.1               39.2            (28.0) (b)            73.6
                                                                                                        23.3  (b)
                                                           --------------    ---------------    -------------      ---------------
                Total                                          $ 2,045.1          $ 1,766.1          $ 671.0            $ 4,482.2
                                                           ==============    ===============    =============      ===============

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term debt and current portion of long-term debt     $    59.9          $    16.2          $  41.3  (c)       $   117.4
     Accounts payable                                              156.0              134.2                                 290.2
     Accrued expenses and other current liabilities                147.6               73.8             (4.9) (d)           208.6
                                                                                                        (7.9) (e)
                                                           --------------    ---------------    -------------      ---------------
           Total current liabilities                               363.5              224.2             28.5                616.2

Long-term debt                                                     386.1            1,030.5            587.0  (c)         2,003.6
Postretirement health care and pension obligations                  98.8               38.3             12.4  (b)           149.5
Deferred income taxes                                               52.2               27.6            (51.3) (b)           135.2
                                                                                                       107.1  (b)
                                                                                                        (8.3) (f)
                                                                                                         7.9  (e)
Other non-current liabilities                                      101.7               33.1             (9.6) (g)           125.2
                                                           --------------    ---------------    -------------      ---------------
           Total liabilities                                     1,002.3            1,353.7            673.7              3,029.7
                                                           --------------    ---------------    -------------      ---------------

Minority interest in consolidated companies                         52.5                  -                -                 52.5

Contingencies and commitments                                          -                  -                -                    -

Shareholders' equity                                               990.3              412.4             (2.7) (h)         1,400.0
                                                           --------------    ---------------    -------------      ---------------
                Total                                          $ 2,045.1          $ 1,766.1          $ 671.0            $ 4,482.2
                                                           ==============    ===============    =============      ===============


THE LUBRIZOL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



(1) The amounts in this column represent the reported amounts for Lubrizol as of March 31, 2004.

(2) The amounts in this column represent the reported amounts for Noveon as of March 31, 2004.

(3) The amounts in this column represent the adjustments necessary to give pro forma effect to the proposed acquisition of Noveon. The adjustments are based on a preliminary allocation of the purchase price, which is expected to be finalized within one year of the acquisition date.

          (a) Set forth below are the estimated sources and uses of funds pertaining to the acquisition. The sources and uses below assume that the acquisition was consummated on March 31, 2004 (in millions).

                 SOURCES AND USES
                   Sources:

                      Permanent Financing (1):
                        Bank financing:
                          Revolving credit facilities (2)                       $           -
                          Term loan facility (3)                                        575.0
                        Debt securities (4)                                           1,100.0
                        Equity issuance (5)                                             425.0
                        Existing cash balances (6)                                       13.6
                                                                               --------------
                          Total                                                 $     2,113.6
                                                                               ==============

                   Uses:
                        Common stock acquisition consideration (7)              $       888.0
                        Repayment of existing debt (8)                                1,132.7
                        Transaction costs (9)                                            92.9
                                                                               --------------
                          Total                                                 $     2,113.6
                                                                               ==============



               (1) Represents the permanent financing that is expected to be issued to replace a $2.1 billion 364 day temporary bridge loan bearing interest at LIBOR plus 1.25%. The temporary bridge loan is expected to be replaced with permanent financing in the form of a term loan, debt securities and equity issuance (see notes 2 through 5 below) within three months of the acquisition.

               (2) Lubrizol's revolving credit facilities are expected to be increased from $350 million to $500 million in connection with the acquisition, none of which are expected to be utilized to provide funds for the acquisition.

               (3) Represents the amount expected to be drawn on a $575 million term loan facility bearing interest at LIBOR plus 1.25% to provide funds to repay the temporary bridge financing. The loan is expected to be due in quarterly installments through 2009.

               (4) Represents the anticipated issuance of unsecured debt securities bearing interest at approximately 6.5% per annum to provide funds to repay the temporary bridge financing. The debt securities are expected to be comprised of three tranches; $400 million maturing in 2009, $400 million maturing in 2014 and $300 million maturing in 2034.

               (5) Represents the net proceeds (net of approximately $17 million of estimated issuance costs) expected to be received from the issuance of additional common shares of Lubrizol to provide funds to repay the temporary bridge financing.

               (6) Represents the portion of existing cash balances that are expected to be used to pay the costs and expenses directly associated with the acquisition.

               (7) Represents the estimated merger consideration and is net of $32.2 million of Noveon's estimated transaction costs, change in control and other payments specified in the Agreement and Plan of Merger.

               (8) Includes accrued interest of $4.9 million, $71.5 million of estimated prepayment penalties and $9.6 million to cancel outstanding interest rate swap agreements associated with the indebtedness being repaid.

               (9) Includes $57.4 million of costs expected to be incurred by Lubrizol directly associated with the acquisition and obtaining the related debt (temporary and permanent) financing and $35.5 million of costs expected to be incurred by Noveon directly associated with the acquisition (including the $32.2 million of costs offset against the common stock acquisition consideration described in note 7 above)

          (b) The preliminary allocation of purchase price to the fair values of the net assets to be acquired in connection with the acquisition is as follows (in millions):


               PURCHASE PRICE ALLOCATION
               Common stock acquisition consideration                                                             $ 888.0
               Direct acquisition costs                                                                              10.5
                                                                                                           --------------
                    Total consideration and direct acquisition costs                                                898.5
               Less - historical cost of net asset value acquired:

                    Shareholders' equity                                                       $ 412.4
                    Fees, bonuses and other change in control costs expected to be
                        incurred in connection with the acquisition                              (35.5)
                    Write-off of debt issue costs in connection with the acquisition             (28.0)
                    Penalties expected to be incurred upon repayment of existing debt            (71.5)
                    Tax benefit from costs and charges resulting from the acquisition (1)         51.3            (328.7)
                                                                                             ----------------------------
                                                                                                                   569.8
              Debt issuance costs - new permanent financing (2)                                                     23.3
                                                                                                           --------------
              Excess purchase price over net asset value                                                         $ 593.1
                                                                                                           ==============

              Preliminary allocation of excess purchase price over net assets to be acquired and related purchase accounting adjustments (3):
                    Inventories                                                                                   $ 20.0
                    Other current assets - current deferred income taxes (4)                                         8.1
                    Goodwill                                                                                       338.9
                    Other intangible assets (5)                                                                    322.3
                    Other assets - debt issuance costs - new debt                                                   23.3
                    Postretirement health care and pension obligations (6)                                         (12.4)
                    Noncurrent deferred income taxes (4)                                                          (107.1)
                                                                                                           --------------
                        Total                                                                                    $ 593.1
                                                                                                           ==============




               (1) Represents the deferred tax benefit expected to result from $37.1 million of stock option compensation expense to be recognized with respect to stock options that will be cancelled in connection with the acquisition, the prepayment penalties that will be incurred and the write-off of unamortized debt issuance costs that will result from the early extinguishment of Noveon's existing indebtedness, management bonuses and change in control payments, and certain professional and advisory fees expected to be incurred by Noveon as a result of the acquisition.

               (2) Represents fees and commissions expected to be incurred to obtain new permanent bank financing and issue debt securities.

               (3) The final appraisal and purchase price allocation is expected to be completed within one year after the completion of the acquisition.

               (4) Includes the tax effect of the preliminary allocation of the purchase price over the net assets to be acquired, the recognition of approximately $33.5 million of deferred taxes on the undistributed earnings of Noveon's foreign subsidiaries and the reversal of approximately $50.0 million of Noveon's deferred tax asset valuation allowances reflecting the fact that Noveon's inclusion within the Lubrizol U.S. consolidated group for income tax purposes subsequent to the acquisition is expected to result in the deferred tax assets being utilized to offset the taxable income of the U.S. consolidated group.

               (5) The adjustment to other intangible assets based on management's preliminary estimate of identifiable intangible assets is as follows (dollars in millions):

                                                                       Estimated
                        Intangible Assets                             Useful Life              Amount
                        -----------------                             -----------              ------
                        Distributors and customers                       20 years          $          230.0
                        Technology                                       13 years                     140.0
                        Trademarks and tradenames                        15 years                      85.0
                        Trademarks and tradenames                      Indefinite                      35.0
                        Non-compete agreements                            3 years                       2.5

                                                                                          ------------------
                                                                                                      492.5

                        Historical other intangible assets reported at March 31, 2004                (170.2)
                                                                                          ------------------

                        Net adjustment                                                     $          322.3
                                                                                          ==================

               (6) This represents the adjustment of Noveon's postretirement health care and pension obligations based upon management's preliminary estimate of the funded status of the plans at March 31, 2004, as detailed below (in millions):

                                                                        U.S.         European           U.S.
                                                                       Pension       Pension           Other
                                                                      Benefits       Benefits         Benefits        Total
                                                                      ---------      --------         --------        -----
                        Estimated underfunded status                $      43.4      $    12.0        $     5.8       $ 61.2
                        Historical liabilities (current and
                          noncurrent) recorded                             33.4            9.5              5.9         48.8
                                                                   ----------------------------------------------------------
                        Pro forma adjustment                        $      10.0      $     2.5        $    (0.1)      $ 12.4
                                                                   ==========================================================


               As of the date of this document, we have not completed the valuation of employee benefits obligations. The final valuation will be based on exchange rates, asset values, discount rates and other actuarial assumptions appropriate at the date of the acquisition. Therefore, the amount ultimately allocated to the postretirement health care and pension obligations may differ significantly from the amounts shown above.

          (c) This adjustment represents the recognition of expected borrowings under new bank and debt securities permanent financing to be obtained, net of the repayment of all existing indebtedness of Noveon as detailed below (in millions):

                                                                                                      Pro Forma
                                                                         Lubrizol      Noveon        Acquisition      Lubrizol
                                                                        Historical   Historical      Adjustments     Pro Forma
                                                                        ----------   ----------      -----------     ---------
                        Short-term debt and current
                          portion of long-term debt                      $    59.9    $     16.2     $      41.3    $    117.4
                                                                        --------------------------------------------------------

                        Long-term debt, less current portion:
                          Existing long-term Lubrizol debt                   386.1             -              -          386.1
                          Existing long-term Noveon debt                         -       1,030.5       (1,030.5)             -
                          Borrowings under new term loan facility                -             -          517.5          517.5
                          Issuance of new debt securities                        -             -        1,100.0        1,100.0
                                                                        --------------------------------------------------------
                              Total long-term debt, less current
                              portion                                        386.1       1,030.5          587.0        2,003.6
                                                                        --------------------------------------------------------
                        Total long-term debt, current and long-term
                              portions                                   $   446.0    $  1,046.7     $    628.3     $  2,121.0
                                                                        ========================================================


          (d) This adjustment represents the payment of accrued interest in connection with the repayment of existing indebtedness.

          (e) This adjustment reclassifies Lubrizol's accrued tax liability against the deferred tax assets recorded for Noveon's net operating loss carryforwards reflecting the fact that a portion of the net operating loss carryforwards as of the acquisition date are expected to be utilized to offset Lubrizol's income taxes payable.

          (f) This adjustment represents the tax benefit associated with the $11.2 million cost of the temporary bridge loan financing and approximately $12.3 million of interest expense expected to be incurred during the 3 month period the bridge loan is expected to be outstanding.

          (g) This adjustment represents the cancellation of Noveon's interest rate swaps associated with the indebtedness that will be repaid.

          (h) The net adjustment to shareholders' equity is composed of the following (in millions):

              SHAREHOLDERS' EQUITY ADJUSTMENT
                    Net proceeds from equity issuance                                                 $     425.0
                    Cost of temporary bridge loan financing net of the effect of income taxes               (15.3)
                    Less - Noveon reported shareholders' equity at March 31, 2004                          (412.4)
                                                                                                    --------------
                    Net adjustment                                                                    $      (2.7)
                                                                                                    ==============


(4) The amounts in this column represent the pro forma balances for Lubrizol after giving effect to the proposed acquisition as if it had been consummated as of March 31, 2004.

THE LUBRIZOL CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
THREE MONTH PERIOD ENDED MARCH 31, 2004
(IN MILLIONS OF DOLLARS EXCEPT PER SHARE DATA)

                                                                                   Pro Forma
                                               Lubrizol          Noveon           Transaction            Lubrizol
                                            Historical (1)   Historical (2)      Adjustments (3)       Pro Forma (4)
                                            --------------   --------------    -----------------     -----------------
Total revenues                             $      578.7        $    321.6                              $        900.3
                                         ------------------  --------------    -----------------     -----------------
Cost of sales                                     426.3             227.6         $          -  (a)             653.9

Selling and administrative expenses                51.9              43.5                 (1.0) (b)              94.4

Research, testing and development
  expenses                                         40.7              12.2                    -                   52.9

Amortization expense                                  -               3.8                  3.4  (c)               9.1
                                                                                           1.9  (d)

Restructuring and severance charges                   -               2.8                    -                    2.8
                                         ------------------  --------------    -----------------     -----------------
          Total costs and expenses                518.9             289.9                  4.3                  813.1
Other income (expense) - net                        2.4               0.6                  1.9  (d)               4.9
Interest income                                     0.9               0.4                                         1.3
Interest expense                                   (6.2)            (23.0)                 1.3  (e)             (27.9)
                                         ------------------  --------------    -----------------     -----------------
Income before income taxes                         56.9               9.7                 (1.1)                  65.5
Provision for income taxes                         19.3               2.5                 (0.4) (f)              22.9
                                                                                           1.1  (g)
                                                                                           0.4  (h)
                                         ------------------  --------------    -----------------     -----------------
Net income                                 $       37.6        $      7.2         $       (2.2)        $         42.6
                                         ==================  ==============    =================     =================

Earnings per common share:
  Basic                                    $       0.72                                                $         0.65
  Diluted                                  $       0.72                                                $         0.64
Average shares outstanding:
  Basic                                      51,798,591                             14,167,000             65,965,591
  Diluted                                    51,986,879                             14,167,000             66,153,879



THE LUBRIZOL CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2003
(IN MILLIONS OF DOLLARS EXCEPT PER SHARE DATA)

                                                                                   Pro Forma
                                               Lubrizol          Noveon           Transaction            Lubrizol
                                            Historical (1)   Historical (2)      Adjustments (3)       Pro Forma (4)
                                            --------------   --------------    -----------------     -----------------
Total revenues                             $    2,052.1        $  1,135.9                              $      3,188.0
                                         ------------------  --------------    -----------------     -----------------
Cost of sales                                   1,507.8             809.4        $           -  (a)           2,317.2

Selling and administrative expenses               202.9             160.0                 (4.0) (b)             358.9

Research, testing and development expenses        166.9              44.8                    -                  211.7

Amortization expense                                  -              14.7                 14.1  (c)              33.7
                                                                                           4.9  (d)

Restructuring and severance charges                22.5              13.2                    -                   35.7
                                         ------------------  --------------    -----------------     -----------------
         Total costs and expenses               1,900.1           1,042.1                 15.0                2,957.2
Other income (expense) - net                       (1.6)             (1.1)                 4.9  (d)               2.2
Interest income                                     3.8               1.3                                         5.1
Interest expense                                  (25.1)            (92.2)                 4.7  (e)            (112.6)
                                         ------------------  --------------    -----------------     -----------------
Income before income taxes and cumulative
  effect of change in accounting principle        129.1               1.8                 (5.4)                 125.5
Provision for income taxes                         38.3               9.2                 (1.9) (f)              39.3
                                                                                           4.5  (g)
                                                                                         (10.8) (h)
                                         ------------------  --------------    -----------------     -----------------
Income (loss) before cumulative effect
  of change in accounting principle        $       90.8        $     (7.4)       $         2.8         $         86.2
                                         ==================  ==============    =================     =================

Earnings per common share:
  Basic                                    $       1.76                                                $         1.31
  Diluted                                  $       1.75                                                $         1.30
Average shares outstanding:
  Basic                                      51,702,394                             14,167,000             65,869,394
  Diluted                                    51,884,385                             14,167,000             66,051,385


THE LUBRIZOL CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
THREE MONTH PERIOD ENDED MARCH 31, 2003
(IN MILLIONS OF DOLLARS EXCEPT PER SHARE DATA)

                                                                                   Pro Forma
                                               Lubrizol          Noveon           Transaction            Lubrizol
                                            Historical (1)   Historical (2)      Adjustments (3)       Pro Forma (4)
                                            --------------   --------------    -----------------     -----------------
Total revenues                             $      508.2        $    282.3                               $      790.5
                                         ------------------  --------------    -----------------     -----------------
Cost of sales                                     368.3             200.5        $           -  (a)            568.8


Selling and administrative expenses                50.8              39.7                 (1.0) (b)             89.5

Research, testing and development expenses         41.6              10.7                    -                  52.3

Amortization expense                                  -               3.6                  3.6  (c)              8.4
                                                                                           1.2  (d)

Restructuring and severance charges                 3.5               2.0                    -                   5.5
                                         ------------------  --------------    -----------------     -----------------
            Total costs and expenses              464.2             256.5                  3.8                 724.5
Other income (expense) - net                       (0.3)              0.1                  1.2  (d)              1.0
Interest income                                     1.0               0.3                                        1.3
Interest expense                                   (5.9)            (23.1)                 1.0  (e)            (28.0)
                                         ------------------  --------------    -----------------     -----------------
Income before income taxes and
  cumulative effect of change in
  accounting principle                             38.8               3.1                 (1.6)                 40.3
Provision for income taxes                         12.8               2.1                 (0.6) (f)             12.7
                                                                                           1.1  (g)
                                                                                          (2.7) (h)
                                         ------------------  --------------    -----------------     -----------------
Income before cumulative effect
  of change in accounting principle        $       26.0        $      1.0        $         0.6         $         27.6
                                         ==================  ==============    =================     =================

Earnings per common share:
  Basic                                    $       0.50                                                $         0.42
  Diluted                                  $       0.50                                                $         0.42
Average shares outstanding:
  Basic                                      51,642,583                             14,167,000             65,809,583
  Diluted                                    51,732,066                             14,167,000             65,899,066


THE LUBRIZOL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

(1) The amounts in this column represent the reported results for Lubrizol for the applicable period.

(2) The amounts in this column represent the reported results for Noveon for the applicable period and do not include the cumulative effect of Noveon's change in the method used to account for asset retirement obligations in 2003 pursuant to the implementation of SFAS No. 143.

(3) The amounts in this column represent the adjustments necessary to give pro forma effect to the proposed acquisition of Noveon. Adjustments (a), (b) and (c) are based on a preliminary allocation of the purchase price, which is expected to be finalized within one year of the acquisition date.

          (a) The pro forma statements of income do not reflect the estimated $20.0 million ($13.0 million after tax) one-time, non-cash charge to cost of sales that will be recognized upon the sale of the inventory to which capitalized manufacturing profit is added under purchase accounting.

          (b) Represents the amount of management fees charged to Noveon by related parties that will cease as a result of the acquisition.

          (c) This adjustment represents the change in amortization expense resulting from the amortization of the additional intangible assets recorded in connection with the acquisition using the straight-line method based on the following (dollars in millions):

                                                                                        Estimated Amortization Expense
                                                                             -----------------------------------------------------
                                                                              Three Month           Year            Three Month
                                                  Estimated    Estimated      Period Ended          Ended          Period Ended
            Amortizable Intangible Assets        Useful Life   Fair Value    March 31, 2004    December 31, 2003   March 31, 2003
            -----------------------------        -----------   ----------    ---------------   -----------------   ---------------
               Distributors and customers          20 years    $    230.0    $          2.9    $           11.5    $         2.9
               Technology                          13 years         140.0               2.7                10.8              2.7
               Trademarks and tradenames           15 years          85.0               1.4                 5.7              1.4
               Non-compete agreements               3 years           2.5               0.2                 0.8              0.2
                                                                             ---------------   -----------------   ---------------
                                                                                        7.2                28.8              7.2
                       Historical amortization
                         recorded by Noveon                                             3.8                14.7              3.6
                                                                             ---------------   -----------------   ---------------
                       Net adjustment                                        $          3.4    $           14.1    $         3.6
                                                                             ===============   =================   ===============


          (d) Represents reclassification of Lubrizol's historical amortization expense recognized on intangible assets to conform to the classification to be used subsequent to the acquisition.

          (e) The adjustment to interest expense reflects the following (in millions):

                                                                           Three Month               Year          Three Month
                                                                          Period Ended               Ended         Period Ended
                                                                         March 31, 2004       December 31, 2003   March 31, 2003
                                                                         --------------       -----------------   ---------------
             Interest expense on existing indebtedness to be
                retired in connection with the acquisition                $         (23.0)     $        (92.2)    $      (23.1)

             Estimated interest expense on new term loan facility
               to be obtained (at 2.35%)                                              3.0                12.8              3.3

             Estimated interest expense on the new debt securities
               to be issued (at 6.5%)                                                17.9                71.5             17.9

             Amortization of estimated debt issuance costs on the
               new debt:
                Revolving credit facilities                                           0.0                 0.1              0.0
                Term loan facility                                                    0.2                 1.0              0.3
                Debt securities                                                       0.3                 1.3              0.3

             Additional commitment fees on new revolving credit
                and term loan facilities expected to be obtained (1)                  0.3                 0.8              0.3
                                                                         -----------------    ----------------   --------------

             Total adjustment                                             $          (1.3)     $         (4.7)    $       (1.0)
                                                                         =================    ================   ==============

                    (1) Reflects commitment fees of .20% on the estimated $500 million of average undrawn balance under the revolving credit facility less the commitment fees included in the historical results of operations.

          A .25% increase or decrease in the weighted average interest rate applicable to Lubrizol's indebtedness outstanding under the new term loan facility and the debt securities would change the pro forma interest expense by $1.0 million, $4.2 million and $1.0 million for the three month period ended March 31, 2004, year ended December 31, 2003 and the three month period ended March 31, 2003, respectively.

          (f) This adjustment represents the tax effect of pro forma adjustments to income before income taxes and is based on the estimated applicable statutory tax rates.

          (g) This adjustment represents the estimated reduction in Lubrizol's historical U.S. tax benefits associated with extraterritorial income and foreign tax credits resulting from the acquisition of Noveon.

          (h) This adjustment represents the elimination of the charge/credit included in Noveon's historical provision for income taxes resulting from the change in Noveon's deferred tax asset valuation allowance pertaining to its domestic, federal income taxes that is expected to be reversed in connection with the acquisition, reflecting the fact that Noveon's inclusion within the Lubrizol U.S. consolidated group for income tax purposes subsequent to the acquisition is expected to result in the deferred tax assets being utilized to offset the taxable income of the consolidated group.


(4) The amounts in this column represent the pro forma results for Lubrizol after giving effect to the acquisition as if it had been consummated on January 1, 2003, the first day of Lubrizol's most recently completed fiscal year.